Exhibit (4)(h)

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

ENDORSEMENT APPLICABLE TO CONTRACT CONTINUATION AND ITS EFFECT ON

AN OPTIONAL BENEFIT RIDER

This Endorsement is part of your Contract, and the same definitions apply to the capitalized terms used herein. All other terms and conditions of your Contract remain unchanged. In this Endorsement, “we”, “our” and “us” mean Equitable Financial Life Insurance Company and “you” and “your” mean the Owner.

The Effective Date of this Endorsement is your Contract Date.

Under any of the following circumstances, if you die before the Maturity Date, the Death Benefit described in Section [6.02] of the Contract, if applicable, will not be paid in a single sum and the Contract will continue as described in the “Payment Upon Death Section” [, subsections [(1)] through [(4)]] in the Endorsement Applicable to [Non-Qualified] Contracts, and as supplemented herein in Section[s] I [through IV] below, whichever is applicable.

Effect of Death on your [Return of Premium Guaranteed Minimum Death Benefit]

(“[ROP GMDB]”) Rider

[Applicable to NQ Contracts only:]

[ [I].    Single Owner Contract with a Non-Spousal Beneficiary(ies)

If the Beneficiary chooses to continue the Contract upon the death of the Owner as described in the Endorsement Applicable to the Non-Qualified Contracts, the [ROP GMDB] Rider terminates and any applicable charge will no longer apply as of the Payment Transaction Date.                 ]

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[II.] Single Owner Contract - Spousal Continuation

If the surviving spouse chooses to continue the Contract upon the death of the Owner, the surviving spouse may continue the Contract with the [ROP GMDB] Rider if:

(a)	Spousal continuation of the Contract was not previously elected by the spouse of an Owner; and
(b)	The surviving spouse is age [75] or younger as of the Payment Transaction Date.

If the surviving spouse meets all the conditions set forth above, the following rules apply as of the Payment Transaction Date, unless otherwise stated:

(1)	The [ROP GMDB] Rider will continue until the Contract Date Anniversary following the surviving spouse’s [95th] birthday. The terms and conditions of the [ROP GMDB] Rider remain unchanged.
(2)

The Annuity Account Value (“AAV”) of the Contract will be reset to equal the greater of (i) the [ROP GMDB] amount as described in the [ROP GMDB] Rider or (ii) the AAV. Any additional amount will be added to the AAV in accordance with the current allocation instructions on file. If the AAV is greater than the [ROP GMDB] amount, we do not reset the [ROP GMDB] for the surviving spouse.

If the surviving spouse is age [76] or older, but not older than age [85] on the Payment Transaction Date, the following rules apply as of the Payment Transaction Date, unless otherwise stated:

(1)

The [ROP GMDB] Rider terminates, and any applicable charge will no longer apply. The AAV of the Contract will be reset to equal the greater of (i) the [ROP GMDB] amount as described in the [ROP GMDB] Rider or (ii) the AAV. Any additional amount will be added to the AAV in accordance with the current allocation instructions on file. If the AAV is greater than the [ROP GMDB] amount, we do not reset the [ROP GMDB] for the surviving spouse.

If the surviving spouse is age [86] or older as of the Payment Transaction Date, both the Contract and Rider terminate, and any applicable charge will no longer apply as of the Payment Transaction Date.

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[Applicable to NQ Contracts only:]

[ [III.] Joint Owner Contract - Spousal Continuation

(A) Deceased Older Spouse

If the younger surviving spouse chooses to continue the Contract upon the death of the older Owner, the surviving spouse may continue the Contract with the [ROP GMDB] Rider if:

(a)	Spousal continuation of the Contract was not previously elected by the spouse of an Owner;
(b)	The surviving spouse is age [95] or younger as of the Payment Transaction Date.

If the surviving spouse meets all the conditions set forth above, the following rules apply as of the Owner’s Payment Transaction Date, unless otherwise stated:

(1)	The [ROP GMDB] Rider will continue until the Contract Date Anniversary following the surviving spouse’s [95th] birthday. The terms and conditions of the [ROP GMDB] Rider remain unchanged.
(2)

The AAV of the Contract will be reset to equal the greater of (i) the [ROP GMDB] amount as described in the [ROP GMDB] Rider or (ii) the AAV. Any additional amount will be added to the AAV in accordance with the current allocation instructions on file. If the AAV is greater than the [ROP GMDB] amount, we do not reset the [ROP GMDB] for the surviving spouse.

(B) Deceased Younger Spouse

If the older surviving spouse chooses to continue the Contract upon the death of the younger Owner, the [ROP GMDB] Rider remains in effect. The terms and conditions of the [ROP GMDB] Rider remain unchanged.                ]

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[Applicable to NQ Contracts only:]

[ [IV.] Joint Owner Contract - Non-Spousal Contract Continuation

(A) Deceased Older Owner

If the older Owner dies first and the Contract is continued under either the “One Year Rule” or the “Five Year Rule,” described in Part [4] of the Endorsement Applicable to Non-Qualified Contracts, the following rules apply as of the Payment Transaction Date, unless otherwise stated:

(1)	The [ROP GMDB] Rider terminates, and any applicable charge will no longer.
(2)

The AAV of the Contract will be reset to equal the greater of (i) the [ROP GMDB] amount as described in the [ROP GMDB] Rider or (ii) the AAV. Any additional amount will be added to the AAV in accordance with the current allocation instructions on file. If the AAV is greater than the [ROP GMDB] amount, we do not reset the [ROP GMDB] amount for the Continuation Beneficiary.

(B) Deceased Younger Owner

If the younger Owner dies first and the Contract is continued under either the “One Year Rule” or the “Five Year Rule,” described in Part [4] of the Endorsement Applicable to Non-Qualified Contracts, the [ROP GMDB] Rider remains in effect. The terms and conditions of the [ROP GMDB] Rider remain unchanged.                ]

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

[

Mark Pearson,	Dave S. Hattem,
Chief Executive Officer	Senior Executive Director and Secretary]

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